SaveDaily Inc. Appoints Veteran CFO to Management Team

Michael Cronin Adds Experienced Financial Management and Strategic Planning to Company

Seal Beach, CA (February 22, 2011) – SaveDaily, Inc. (OTCBB: SAVY), the leading provider of low cost mutual fund investing platforms used by financial institutions, announced today that Mike Cronin has joined the company’s management team as Chief Financial Officer. "Key reasons for the appointment," according to Greg Vacca, President of SaveDaily, are "his experience in developing strong financial management practices, familiarity with public accounting issues, and past experience auditing public companies."

Before joining SaveDaily, Mr. Cronin was a principal in a Florida-based accounting and auditing firm, registered with the Public Company Accounting Oversight Board, which provided public companies with auditing, SEC disclosure and other financial consulting services. Previously, Mr. Cronin was the CFO and Director of Operations for Ultimate Franchise Systems, Inc., a publicly traded company with over $60 million in revenues. Mr. Cronin is a CPA, has an M.S. in Accounting from the University of Central Florida and a B.S. in Accounting from St. John Fisher College of Rochester, NY.

According to Jeff Mahony, CEO of SaveDaily, “Mike is a critical strategic and tactical addition to our team. His ability to oversee our financial management while working with Greg Vacca and me to build out the value in our company will accelerate our timetable for delivering and supporting continued customer growth and achieving other operational milestones while providing clarity and transparency to our industry partners and shareholders.”

Mr. Cronin stated, “When I looked at the technology that SaveDaily has developed, reviewed the impressive client base now being served and realized the beneficial implications that SaveDaily's platform can have on such a large market of everyday savers, I was immediately drawn to this operation. I am an enthusiastic believer in the corporate mission of providing Wall Street investment opportunities to Main Street savers, and I am genuinely proud to be part of this management team.”

About SaveDaily, Inc.

SaveDaily offers investments and record-keeping services to its intermediary partners, as well as directly to clients through a variety of white-labeled interfaces. SaveDaily owns its proprietary financial services platform which has been in production for about three years, helping financial intermediaries succeed in bringing suitable and affordable investment services to everyday savers and investors. SaveDaily, through its financial services partners, has the capability of making virtually all mutual funds available to its clients. SaveDaily conducts its business through its wholly owned subsidiary, SaveDaily.com, Inc., which is headquartered in Seal Beach, California and is a Registered Investment Advisor with the Securities and Exchange Commission. For more information, visit www.savedaily.com.

Forward Looking Statements

This release contains forward-looking statements. Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to the possibility that some or all of the matters and transactions considered by SaveDaily may not proceed as contemplated, and by all other matters specified in SaveDaily's filings with the Securities and Exchange Commission. These statements are made based upon current expectations that are subject to risk and uncertainty. SaveDaily does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the SaveDaily's filings with the Securities and Exchange Commission, including its recent periodic reports.

Company Contact:
Jeff Mahony, CEO
(562) 795-7000

Investor Contact:
Capital Market Relations
Chris Rosgen
(949) 481-9739